UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2011 Annual Meeting of Stockholders will be held at the Joan B. Kroc Institute for Peace & Justice, University of San Diego, 5998 Alcala Park, San Diego, California 92110, on Tuesday, December 13, 2011, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency of future advisory votes on executive compensation;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2012; and

5.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 17, 2011 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

San Diego, California

November 2, 2011

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on Tuesday December 13, 2011, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 2, 2011.

At the meeting, the stockholders of WD-40 Company will consider and vote upon (i) the election of the Board of Directors for the ensuing year; (ii) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012; (iii) an advisory vote on executive compensation; and (iv) an advisory vote on the frequency of future advisory votes on executive compensation. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 17, 2011 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 17, 2011, WD-40 Company had outstanding 15,962,746 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If you hold your shares through a broker, it is important that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name through a broker and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the broker’s discretion. Regulatory changes have eliminated the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf. For more information on this topic, see the SEC Investor Alert issued in February 2010 entitled “New Shareholder Voting Rules for the 2010 Proxy Season” at http://www.sec.gov/investor/alerts/votingrules2010.htm.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described above with respect to broker non-votes for the election of directors and otherwise described below with respect to the advisory vote on executive compensation, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October 17, 2011		Percent of Class
Parnassus Investments	1,589,500	[1]	10.0%
1 Market Street, Suite 1600
San Francisco, CA 94105

Kayne Anderson Rudnick Investment Management, LLC	1,520,947	[2]	9.5%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

BlackRock, Inc.	1,317,753	[3]	8.3%
40 East 52nd Street
New York, NY 10022

Mario L. Crivello	824,800	[4]	5.2%
Valley Center, CA

[1]

As of June 30, 2011, Parnassus Investments (“Parnassus”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,589,500 shares. Parnassus reported sole investment discretion and sole voting authority with respect to all shares. Beneficial ownership information as of October 17, 2011 is unavailable.

[2]

As of June 30, 2011, Kayne Anderson Rudnick Investment Management LLC (“Kayne”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,520,947 shares. Kayne reported sole investment discretion and sole voting authority with respect to all shares. Beneficial ownership information as of October 17, 2011 is unavailable.

[3]

As of June 30, 2011, BlackRock, Inc. (“BlackRock”) and five BlackRock subsidiary investment managers filed reports on Form 13F with the Securities and Exchange Commission to report beneficial ownership of a total of 1,317,753 shares. BlackRock disclaims investment discretion with respect to all shares reported as beneficially owned by its investment management subsidiaries, including 1,086 shares reported on Form 13F filed by BlackRock on behalf of certain of its subsidiaries that do not file separate reports. BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Advisors and BlackRock Group Limited each reported sole investment discretion and sole voting authority with respect to 722,437 shares, 511,130 shares, 61,059 shares, 13,700 and 8,341 shares, respectively. Beneficial ownership information for BlackRock, Inc. and its investment management subsidiaries as of October 17, 2011 is unavailable.

[4]

Mr. Crivello has sole voting and investment power over 702,129 shares held in trust for the benefit of others. He also has sole voting and investment power over 102,943 shares held directly. Mr. Crivello also has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 3,928 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

At the Company’s Annual Meeting of Stockholders, the eight nominees named below will be presented for election as directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, any proxy granted to vote for such nominee will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality of the votes cast for the election of directors by the shares present, in person or by proxy, shall be elected as directors. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 9, 2008, provides that the authorized number of directors of the Company shall not be less than seven nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The number of directors was fixed at eight effective as of the date of the Annual Meeting by resolution of the Board of Directors adopted on October 11, 2011.

On October 11, 2011, John C. Adams, Jr. gave notice to the Board of Directors that he would not stand for re-election to the Board of Directors at the Annual Meeting. On that same date, the Board of Directors increased the number of authorized directors from eight to nine and elected Gregory A. Sandfort to fill the vacancy created by the increase in the number of authorized directors. Mr. Sandfort has been nominated for election as a continuing director at the Annual Meeting.

Director Independence

The Board of Directors has determined that each director and nominee other than Garry O. Ridge is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Information concerning the independence of directors serving on committees of the Board of Directors is provided below as to each committee.

Security Ownership of Directors and Executive Officers

The following tables set forth certain information, including beneficial ownership of the Company’s common stock, for the current directors (including the eight directors nominated for election at the Annual Meeting), for the executive officers named in the Summary Compensation Table on page 28 of this proxy statement, and for all directors and executive officers as a group.

Director/Nominee	Age	Principal Occupation	Director Since	Amount and Nature of Beneficial Ownership October 17 2011[1]
				Number		Percent of Class
John C. Adams, Jr.[2]	63	Investor; Retired Chairman and CEO, AutoZone, Inc.	2001	24,851	[2]	*
Giles H. Bateman	66	Investor; Retired CFO, Price Club	2003	20,202	[3]	*
Peter D. Bewley	65	Investor; Retired General Counsel, The Clorox Company	2005	22,992	[4]	*
Richard A. Collato	68	Investor, Retired President & CEO, YMCA of San Diego County	2003	23,714	[5]	*
Mario L. Crivello	71	Investor	1994	824,800	[6]	5.2%
Linda A. Lang	53	Chairman & CEO, Jack in the Box, Inc.	2004	22,370	[7]	*
Garry O. Ridge	55	President and CEO, WD-40 Company	1997	137,246	[8]	*
Gregory A. Sandfort	56	President and Chief Merchandising Officer, Tractor Supply Company	2011	1,097	[9]	*
Neal E. Schmale	65	Chairman, WD-40 Company; Retired President and COO, Sempra Energy	2001	28,237	[10]	*

*	Less than one (1) percent

[1]	All shares owned directly unless otherwise indicated.

[2]

Mr. Adams is not a nominee for re-election to the Board of Directors. Mr. Adams has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 4,325 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[3]

Mr. Bateman has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 4,694 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[4]

Mr. Bewley has the right to acquire 9,800 shares upon the exercise of stock options and the right to receive 7,711 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[5]

Mr. Collato has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 5,942 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[6]

Mr. Crivello has sole voting and investment power over 702,129 shares held in trust for the benefit of others. He also has sole voting and investment power over 102,943 shares held directly. Mr. Crivello also has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 3,928 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[7]

Ms. Lang has the right to acquire 11,800 shares upon the exercise of stock options and the right to receive 6,928 shares upon settlement of restricted stock units upon termination of her service as a director of the Company.

[8]

Mr. Ridge has the right to acquire 95,000 shares upon exercise of stock options, the right to receive 5,884 shares upon settlement of restricted stock units upon termination of employment, the right to receive 8,248 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 5,136 shares upon settlement of vested performance share units. Mr. Ridge also has voting and investment power over 1,113 shares held under the Company’s 401(k) plan.

[9]	Mr. Sandfort has the right to receive 1,097 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[10]

Mr. Schmale has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 7,711 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

			Amount and Nature of Beneficial Ownership October 17, 2011[1]
Executive Officer	Age	Principal Occupation	Number		Percent of Class
Jay W. Rembolt	60	Chief Financial Officer and Vice President, Finance, WD-40 Company	46,209	[2]	*
Michael J. Irwin	48	Executive Vice President, Strategic Development, WD-40 Company	16,821	[3]	*
Michael L. Freeman	58	Division President, the Americas, WD-40 Company	36,220	[4]	*
William B. Noble	53	Managing Director Europe, WD-40 Company Ltd. (U.K.)	47,305	[5]	*
All Directors and Executive Officers as a Group			1,332,465	[6]	8.1%

*	Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.

[2]

Mr. Rembolt has the right to acquire 31,160 shares upon exercise of stock options, the right to receive 2,804 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,284 shares upon settlement of vested performance share units. Mr. Rembolt has voting and investment power over 5,591 shares held under the Company’s 401(k) plan.

[3]

Mr. Irwin has the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 2,804 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,284 shares upon settlement of vested performance share units. Mr. Irwin has voting and investment power over 775 shares held under the Company’s 401(k) plan.

[4]

Mr. Freeman has the right to acquire 14,700 shares upon exercise of stock options, the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 2,804 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,284 shares upon settlement of vested performance share units. Mr. Freeman has voting and investment power over 2,118 shares held under the Company’s 401(k) plan.

[5]

Mr. Noble has the right to acquire 35,000 shares upon exercise of stock options, the right to receive 3,971 shares upon settlement of restricted stock units upon termination of employment, the right to receive 2,804 shares upon settlement of restricted stock units upon vesting within 60 days and the right to receive 1,284 shares upon settlement of vested performance share units.

[6]

Total includes the rights of directors and executive officers to acquire 321,160 shares upon exercise of stock options, the rights of executive officers and directors to receive a total of 68,075 shares upon settlement of restricted stock units upon termination of employment or service as a director of the Company, the rights of executive officers to receive a total of 25,072 shares upon settlement of restricted stock units upon vesting within 60 days, the rights of executive officers to receive 12,840 shares upon settlement of vested performance share units, and 11,129 shares held by executive officers under the Company’s 401(k) plan.

Nominees for Election as Directors

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman has been retired since 2000. He was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and Chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman served as a director of Tuesday Morning, Inc. from 2002 until 2006 and as a director of United PanAm Financial Corp. from 2006 until 2010. He presently serves as a director of Life Time Fitness, Inc. Mr. Bateman’s financial expertise, considerable public company board experience and knowledge of the retail industry provides the Board with a breadth of relevant skill and experience.

Peter D. Bewley was appointed to the Board of Directors in 2005. Mr. Bewley served as Associate General Counsel for Johnson & Johnson from 1985 to 1994 after serving as a staff attorney with Johnson & Johnson from 1977 to 1985. He was Vice President, General Counsel and Secretary and chief compliance officer of Novacare, Inc. from 1994 to 1998. Mr. Bewley was the Senior Vice President—General Counsel and Secretary of The Clorox Company from 1998 until his retirement in 2005. He presently serves as a director of Tractor Supply Company. Mr. Bewley’s experience at consumer packaged goods companies prepared him to address strategic issues confronting the Company. In addition, his service as general counsel and secretary of two public companies provides the Board with a practical and in depth perspective on corporate governance and legal matters.

Richard A. Collato was elected to the Board of Directors in 2003. Mr. Collato served as President and CEO of the YMCA of San Diego County from 1981 until his retirement in 2010. Mr. Collato served as a director of Surge Global Energy, Inc. from 2006 to 2008, as a director of Sempra Energy from 1993 to 2010 and as a director of PepperBall Technologies, Inc. from 2008 to February 2011. Mr. Collato has extensive public and private company board experience and 29 years of successful CEO experience. He serves on the board of the Corporate Directors Forum and is an adjunct professor at the University of San Diego’s graduate program, teaching corporate governance. His understanding of corporate governance and management theory and practice makes him a contributing member of the Board.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello was the managing owner and master of Tuna Purse Seiners until his retirement in 1984. Mr. Crivello and members of his family have been investors in the Company since its founding. His long-standing relationship with the Company and his insight into its history and market position provide the Board with a valuable shareowner perspective.

Linda A. Lang was elected to the Board of Directors in 2004. Since 2005, Ms. Lang has served as Chairman of the Board and Chief Executive Officer of Jack in the Box, Inc. Ms. Lang has been employed by Jack in the Box, Inc. for 24 years and from 1996 until 2005 she held the offices of President and Chief Operating Officer, Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, and Vice President Marketing. Ms. Lang has extensive knowledge and expertise in the areas of brand management and marketing, financial management and reporting, supply chain and distribution management as well as strategic planning, executive compensation and succession management. Her experience in these and other areas of corporate management and governance offer complementary experience to the Board.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President—International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988. As the CEO of the Company, Mr. Ridge offers the Board an important Company-based perspective. In addition, his particular knowledge of the Company’s international markets and industry position provides the Board with valuable insight.

Gregory A. Sandfort was elected to the Board of Directors on October 11, 2011. Mr. Sandfort has served as President and Chief Merchandising Officer of Tractor Supply Company since February 2009 and he served as Executive Vice President-Chief Merchandising Officer of Tractor Supply Company from November 2007 to January 2009. Mr. Sandfort previously served as President and Chief Operating Officer at Michael’s Stores, Inc. from March 2006 to August 2007 and as Executive Vice President-General Merchandise Manager at Michaels Stores, Inc. from January 2004 to February 2006. Mr. Sandfort served as Vice Chairman and Co-Chief Executive Officer of Kleinert’s Inc. from 2002 to 2003 and as a Vice President, General Merchandise Manager for Sears, Roebuck and Co. from 1998 to 2002. As Chief Merchandising Officer of an existing WD-40 Company customer, Mr. Sandfort brings a customer perspective to the board. The board also values Mr. Sandfort’s extensive management experience in the retail industry.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Chairman of the Board in 2004. Mr. Schmale was President and COO of Sempra Energy from 2006 until his retirement effective as of November 1, 2011. Previously, he was Executive Vice President and CFO of Sempra Energy from 1998 through 2005. Mr. Schmale served as a director of Sempra Energy from 2004 until November 1, 2011. He presently serves as a director of Murphy Oil Corporation. Mr. Schmale’s past experience as director on four public company boards and his extensive senior management experience with a Fortune 300 company offers the Board valuable judgment and management perspective.

Board Leadership, Risk Oversight and Compensation-Related Risk

The Board of Directors of WD-40 Company has maintained separation of its principal executive officer and board chairman positions for many years. In addition, the board chairman position is held by an independent director and the Charter of the Corporate Governance Committee provides that a retiring Chief Executive Officer will not be nominated to stand for re-election to the Board. The Board of Directors believes that separation of the principal executive officer and the board chairman positions is appropriate for the Company given the size of the Board, the need for undivided attention of the Chief Executive Officer to the implementation of strategic directives and overall management responsibilities. As an independent director, the board chairman can provide leadership to the Board without perceived or actual conflicts associated with individual and collective interests of management employees. The Board of Directors believes that a retiring Chief Executive Officer should not continue to serve as a director in order to provide management with an unfettered ability to provide new leadership.

Risk oversight is undertaken by the Board of Directors as a whole but various Board Committees are charged with responsibility to review and report on business and management risks included within the purview of each Committee’s responsibilities. The Compensation Committee considers risks associated with the Company’s compensation policies and practices, with particular focus on the incentive bonus and equity awards offered to the Company’s executive officers. The Audit Committee considers risks associated with financial reporting and internal control and risks related to information technology catastrophe and disaster recovery, as well as management of the Company’s insured risks. The Finance Committee considers risks associated with the Company’s financial management and investment activities, acquisition-related risks and ERISA plan oversight. The Board and the Committees receive periodic reports from management employees having responsibility for the management of particular areas of risk. The Chief Executive Officer is responsible for overall risk management and provides input to the Board of Directors with respect to the Company’s risk management process and is responsive to the Board in carrying out its risk oversight role.

With respect to compensation-related risk, the Company’s management has undertaken an assessment of the Company’s compensation policies and practices and strategic business initiatives to determine whether any of these policies or practices, as well as any compensation plan design features, including those applicable to the executive officers, are reasonably likely to have a material adverse effect on the Company. Based on this review, management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based primarily on the fact that the incentives underlying most of the Company’s compensation plan design features are directed to a balance between increased revenues and increased profitability. Management has discussed these findings with the Compensation Committee.

Board of Directors Meetings, Committees and Annual Meeting Attendance

The Board of Directors is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s web site at www.wd40company.com on the “Investors” page under the Officers and Directors link. There were six meetings of the Board of Directors during the last fiscal year. Each director serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors holds an annual organizational meeting on the date of the Annual Meeting of Stockholders. All Directors are expected to attend the Annual Meeting. At the last Annual Meeting of Stockholders, all nominee directors were present.

Board of Directors Compensation

Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts an annual review of non-employee director compensation, including consideration of a survey of director compensation for the same peer group of companies used by the Compensation Committee for the assessment of executive compensation. The compensation advisor serving the Compensation Committee, Compensia, Inc., has also provided guidance and analysis to the Corporate Governance Committee with respect to non-employee director compensation recommendations. For fiscal year 2011, non-employee directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board of Directors on October 12, 2010. Pursuant to the Director Compensation Policy, non-employee directors received a base annual fee of $32,000 for services provided from January 1, 2011 through the date of the Company’s 2011 Annual Meeting of Stockholders. The Chairman of the Board received an additional annual fee of $14,000. Non-employee directors received additional cash compensation for service on various Board Committees. The Chairman of the Audit Committee received $16,000 and each other member of the Audit Committee received $8,000. The Chairman of the Compensation Committee, the Corporate Governance Committee and the Finance Committee each received $8,000 and each other member of those committees received $4,000. All such annual fees were paid in March 2011.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. For services provided for the period from the date of the Company’s 2010 Annual Meeting of Stockholders to the next annual meeting, the Director Compensation Policy provided for the grant of restricted stock unit (“RSU”) awards having a grant date value of $40,000 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. On December 14, 2010 each non-employee director received an RSU award covering 979 shares of the Company’s common stock. Additional information regarding the RSU awards is provided in a footnote to the Director Compensation table below. Each non-employee director was also permitted to elect to receive an RSU award in lieu of all or a portion of his or her base annual fee for service as a director as specified above. The number of shares of the Company’s common stock subject to each such RSU award granted to the non-employee directors equaled the compensation payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant. RSU awards granted to non-employee directors pursuant to the Director Compensation Policy are subject to Award Agreements under the Stock Incentive Plan. All RSU awards granted to non-employee directors are fully vested and are settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

Prior to fiscal year 2008, the Company maintained the 1999 Non-Employee Director Restricted Stock Plan (the “Director Stock Plan”) providing for the issuance of restricted shares of the Company’s common stock to each non-employee director. Restricted shares were issued under the Director Stock Plan in lieu of cash compensation according to written elections made by the non-employee directors. Restricted shares issued to a non-employee director in prior years did not become vested for resale for a period of five years from the date of issuance or until the director’s retirement from the Board following the director’s 65th birthday. Unless a non-employee director has reached age 65, the restricted shares are subject to forfeiture if, during the five year vesting period, the director resigns from service as a director of the Company. Linda A. Lang holds 1,108 restricted shares that will be fully vested on March 1, 2012. No other director holds restricted shares subject to future vesting.

The Company also maintains a Director Contributions Fund from which each incumbent non-employee director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

The following Director Compensation table provides information concerning director compensation earned by each non-employee director for services rendered in fiscal year 2011. Since the annual base fee and fees for service on Committees are payable for services provided to the Company from January 1st of the fiscal year until the next annual meeting of stockholders, such compensation is reported for purposes of the Director Compensation table on a weighted basis. For fiscal year 2011, one third of the reported compensation earned or paid in cash is based on the director compensation policy in effect for calendar year 2010 and two thirds of the reported compensation paid in cash is based on the director compensation policy in effect for calendar year 2011. Amounts earned and reported in the Director Compensation table for Fees Earned or Paid in Cash for the fiscal year for each director are dependent upon the various committees on which each director served as a member or as chairman during the fiscal year.

DIRECTOR COMPENSATION

Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
John C. Adams, Jr.	$44,000	$39,963	$0	$6,000	$89,963
Giles H. Bateman	$52,000	$39,963	$0	$6,000	$97,963
Peter D. Bewley	$44,000	$39,963	$0	$6,000	$89,963
Richard A. Collato	$48,000	$39,963	$0	$6,000	$93,963
Mario L. Crivello	$36,000	$39,963	$0	$6,000	$81,963
Linda A. Lang	$44,000	$39,963	$0	$6,000	$89,963
Neal E. Schmale	$54,000	$39,963	$0	$6,000	$99,963

[1]

For services rendered during fiscal year 2011, directors received RSU awards pursuant to elections made in 2009 and 2010 under the Director Compensation Policy with respect to their services as directors in calendar years 2010 and 2011, respectively, in each case in lieu of all or part of their base annual fees for such calendar year (as described in the narrative preceding the Director Compensation table) as follows: Giles H. Bateman received RSU awards valued at $3,991; Linda A. Lang received RSU awards valued at $10,665; and Peter D. Bewley and Neal E. Schmale received RSU awards valued at $31,973.

[2]

Amounts included in the Stock Awards column represent the grant date fair value for non-elective RSU awards granted to all non-employee directors pursuant to the Director Compensation Policy. On December 14, 2010, each director received a non-elective RSU award covering 979 shares of the Company’s common stock. Each RSU award has a grant date fair value equal to the closing price of the Company’s common stock on that date in the amount of $40.82 per share multiplied by the number of shares underlying the RSU award. The number of shares underlying each RSU award is rounded down to the nearest whole share. The number of RSUs held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement. The RSUs are settled in stock only upon termination of service as a director and the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

[3]

Outstanding options held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement.

[4]	Amounts represent charitable contributions made by the Company as designated by each non-employee director pursuant to the Company’s Director Contribution Fund.

Equity Holding Requirement for Directors

All RSU awards to non-employee directors, including both non-elective grants and RSU awards granted pursuant to the annual elections of the directors to receive RSUs in lieu of all or part of their base annual fee, provide for immediate vesting but will not be settled in shares of the Company’s common stock until termination of the each director’s service as a director. The number of shares to be issued to each non-employee director upon termination of service is disclosed in the footnotes to the Security Ownership of Directors and Executive Officers table on page 4 of this proxy statement.

Stockholder Communications with Board of Directors

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

The Board of Directors has instructed the Corporate Secretary to forward such communications to the Chairman of the Board of Directors. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

Committees

Director	Audit	Compensation	Governance	Finance
John C. Adams, Jr.	✓		✓
Giles H. Bateman	Chairman			✓
Peter D. Bewley		✓	Chairman
Richard A. Collato	✓	Chairman
Mario L. Crivello		✓
Linda A. Lang		✓		Chairman
Garry O. Ridge
Gregory A. Sandfort			✓	✓
Neal E. Schmale			✓	✓
Number of Meetings Held in Fiscal Year 2011	4	4	4	4

Corporate Governance Committee

Nomination Policies and Procedures

The Corporate Governance Committee is comprised of Peter D. Bewley (Chairman), John C. Adams, Jr., Gregory A. Sandfort and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences, including, but not limited to, whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology, retailing and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies The Board of Directors has not established any specific diversity criteria for the selection of nominees other than the general composition criteria noted above.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders, except for non-employee directors first elected to the Board prior to June 29, 1999, will not be recommended for re-election at that meeting.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110. Nominations by security holders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth on page 38 of this proxy statement.

Audit Committee

The Audit Committee is comprised of Giles H. Bateman (Chairman), John C. Adams, Jr. and Richard A. Collato. Four meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent registered public accounting firm after its completion. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee is an independent director as defined in the Nasdaq Rules. Each member of the Audit Committee also satisfies the requirements for service on the Audit Committee as set forth in Rule 5605(c)(2) of the Nasdaq Rules.

The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. Related party transactions include any independent business dealings between the Company and related parties who consist of the Company’s executive officers, directors, director nominees and holders of more than 5% of the Company’s shares. Such transactions include business dealings with parties in which any such related party has a direct or indirect interest. The Board of Directors has adopted a written policy to provide for the review and oversight of related party transactions by the Audit Committee. Executive officers and directors are required to notify the Secretary of the Company of any proposed or existing related party transactions in which they have an interest. The Secretary and the Audit Committee also rely upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including related party transactions that may involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. Certain related party transactions do not require Audit Committee review and approval. Such transactions are considered pre-approved. Pre-approved transactions include:

•	transactions approved in the ordinary course of business that do not exceed $50,000 in any fiscal year;

•	compensation arrangements approved by the Compensation Committee or the Board of Directors and expense reimbursements consistent with the Company’s expense reimbursement policy;

•	transactions in which the related party’s interest is derived solely from the fact that he or she serves as a director of another corporation that is a party to the transaction;

•

transactions in which the related party’s interest is derived solely from his or her ownership (combined with the ownership interests of all other related parties) of not more than a 5% beneficial interest (but excluding any interest as a general partner of a partnership) in an entity that is a party to the transaction; and

•	transactions available to all employees of the Company generally.

If a related party transaction is proposed or if an existing transaction is identified, the Audit Committee has authority to deny, approve or ratify the transaction and to impose such restrictions or other limitations on the transaction as the Committee may consider necessary to best assure that the interests of the Company are protected and that the related party involved is not in a position to receive an improper benefit. In making such determination, the Audit Committee considers such factors as it deems appropriate, including without limitation (i) the benefits to the Company of the transaction; (ii) the commercial reasonableness of the terms of the transaction; (iii) the dollar value of the transaction and its materiality to the Company and to the related party; (iv) the nature and extent of the related party’s interest in the transaction; (v) if applicable, the impact of the transaction on a non-employee director’s independence; and (vi) the actual or apparent conflict of interest of the related party participating in the transaction.

During the fiscal year ended August 31, 2011 there were no transactions required to be reported pursuant to the requirements of Item 404(a) of Regulation S-K under the Exchange Act that did not require review and approval by the Audit Committee. Upon the election of Gregory A. Sandfort as a director, the Audit Committee considered and approved the ordinary course of business transactions between the Company and Tractor Supply Company as more fully described below under the heading, Related Party Transactions.

The Audit Committee also has responsibility for the selection, appointment and oversight of the independent registered public accounting firm for the Company. A separate report of the Audit Committee is included at page 35 of this proxy statement.

Finance Committee

The Finance Committee is comprised of Linda A. Lang (Chairman), Giles H. Bateman, Gregory A. Sandfort and Neal E. Schmale. Four meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the Company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard A. Collato (Chairman), Peter D. Bewley, Mario L. Crivello and Linda A. Lang, all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met four times during the last fiscal year. During the fiscal year ended August 31, 2011, there were no compensation committee interlock relationships with respect to members of the Board of Directors and the Compensation Committee as described in Item 407(e)(4)(iii) of Regulation S-K promulgated under the Exchange Act.

Related Party Transactions

Gregory A. Sandfort was elected to the Board of Directors on October 11, 2011. As a director and nominee, he is a “related person” as that term is defined in Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Sandfort is an executive officer of Tractor Supply Company, a WD-40 Company customer that acquired products from the Company in the ordinary course of business during fiscal year 2011. The total amount of net sales recorded by the Company for all product purchases by Tractor Supply Company from the Company during fiscal year 2011 was $960,420. It is anticipated that Tractor Supply Company will continue to purchase products from the Company in the ordinary course of business during the current fiscal year in amounts that are consistent with purchases during the prior fiscal year. Mr. Sandfort’s indirect material interest in the purchase of products from the Company by Tractor Supply Company is limited to his interest in such transactions as an executive officer of Tractor Supply Company.

ITEM NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company’s stockholders are being asked to cast an advisory vote on the compensation of the Company’s Named Executive Officers (“NEOs”) identified in the Compensation Discussion and Analysis section of this proxy statement. This vote is commonly referred to as a “Say on Pay” vote. The following resolution will be presented for approval by the Company’s stockholders at the Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of WD-40 Company (the “Company”) hereby approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2011 Annual Meeting of Stockholders and in the accompanying compensation tables and narrative disclosures.”

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s NEOs. This proxy statement contains a description of the compensation provided to the NEOs as required by Item 402 of Regulation S-K promulgated under the Exchange Act.

Stockholders are encouraged to carefully consider the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion in this proxy statement in considering this advisory vote. The Board of Directors believes that the compensation provided to the Company’s NEOs offers a competitive pay package with a proper balance of current and long term incentives aligned with the interests of the Company’s stockholders.

This is an advisory vote and will not affect compensation previously paid or awarded to the NEOs. While a vote disapproving the NEOs’ executive compensation will not be binding on the Board of Directors or the Compensation Committee, the Compensation Committee will consider the results of the advisory vote in making future executive compensation decisions, and the Company’s proxy statement in subsequent years will disclose whether and the extent to which the Compensation Committee and the Board of Directors have taken the most recent voting results into account.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting of Stockholders is required to approve this advisory vote on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE PROPOSED RESOLUTION FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM NO. 3

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, the Dodd-Frank Wall Street Reform and Consumer Protection Act also requires, at least once every six years, that the Company conduct an advisory vote to solicit input from stockholders on whether future advisory votes on executive compensation should be held every one, two or three years.

After careful consideration of the various arguments supporting each frequency level, the Board of Directors believes that submitting the advisory vote on executive compensation to stockholders on an annual basis is most appropriate at the present time.

Although the Board of Directors recommends that stockholders vote in favor of holding advisory votes on executive compensation every year, stockholders are not voting to approve or disapprove the Board’s recommendation. The form of Proxy for the Company’s Annual Meeting of Stockholders provides stockholders with four choices: (a) to recommend that an advisory vote on executive compensation be held every year, (b) every two years or (c) every three years; or (d) to abstain from making any recommendation with respect to the frequency of future advisory votes on executive compensation.

Because the vote on this proposal is advisory in nature, it will not be binding on the Board of Directors. However, the Board of Directors will consider the outcome of the advisory vote along with other factors when making its decision about the frequency of future stockholder advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE “EVERY YEAR” RECOMMENDATION FOR FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

WD-40 Company’s Compensation Discussion and Analysis addresses the processes and decisions of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors (the “Committee”) with respect to the compensation of the Company’s Named Executive Officers (the “NEOs”). For fiscal year 2011, the Company’s NEOs were:

•	Garry O. Ridge, our Chief Executive Officer (our “CEO”);

•	Jay W. Rembolt, our Chief Financial Officer (our “CFO”);

•	Michael J. Irwin, our Executive Vice President, Strategic Development;

•	Michael L. Freeman, our Division President, the Americas; and

•	William B. Noble, our Managing Director, Europe.

Summary of Fiscal Year 2011 Compensation Decisions

The following is a summary of the decisions made by the Committee for NEO compensation for fiscal year 2011:

•

Base salaries for each of the NEOs other than Mr. Rembolt for fiscal year 2011 were increased by 3.5% or 5%. Mr. Rembolt received an 11.5% salary increase, including both a merit increase and a market adjustment increase to account for his increased responsibility as CFO. Base salaries for the NEOs were assessed in light of market data and a favorable comparison of the Company’s fiscal 2010 performance to comparable performance of the Company’s peer group used by the Committee for compensation benchmarking. Merit increases for the NEOs were awarded in recognition of the fact that base salaries had not been increased for fiscal year 2010 and based on strong fiscal 2010 Company performance and relative achievement of individual performance measures and goals established for each NEO.

•

With the exception of Mr. Noble, no bonus compensation was earned by the NEOs under the Company’s Performance Incentive Program. Mr. Noble received a bonus equal to 10.3% of his maximum bonus opportunity. Results under the Company’s Performance Incentive Program for fiscal year 2011 were based on the relative achievement of various performance measures established for each NEO at the beginning of the fiscal year. Mr. Noble’s bonus was based on a level of Regional Revenue for Europe representing 20.6% of the range from the minimum to the maximum target levels for such performance measure. The Company’s results for all other applicable performance measures under the Performance Incentive Program, including Regional EBITDA for Europe, Regional Revenue and EBITDA for the Americas, and Global Revenue and EBITDA, fell below the minimum target levels established for such performance measures.[1]

•

In October 2010, the NEOs received annual restricted stock unit (“RSU”) awards providing for the issuance of a total of 12,800 shares of the Company’s common stock to be earned by continued employment by the Company over a vesting period of 3 years. These awards serve a retention purpose together with an incentive to maximize long term stockholder value through share price appreciation.

•

In October 2010, the NEOs received annual performance share unit (“PSU”) awards providing for the issuance of shares of the Company’s common stock following a two year performance vesting period based on relative levels of achievement of target levels for the Company’s revenue and gross margin. These awards also serve a retention purpose together with enhanced incentives to achieve performance measure targets over the two year vesting period. If performance measure targets are met, a target number of shares of the Company’s common stock equal to 19,200 shares would be issued to the NEOs. The actual number of shares to be issued will be from 0% to 150% of the target number of shares depending upon the relative achievement of the two performance measures.

[1]	For a more complete description of the performance measures applicable under the Company’s Performance Incentive Program, refer to the Executive Officer Compensation Decisions section below under the heading, Performance Incentive Program.

•

For PSU awards to NEOs in December 2009 having a performance measurement period ending as of August 31, 2011, each NEO received 53.5% of the target number of shares as a result of relative achievement of the performance measures applicable to the PSU awards, Aggregate Revenue Growth and Gross Margin over the two year measurement period. Aggregate Revenue Growth over the two year measurement period was 12.0% which was less than the minimum performance goal of 15% and resulted in no portion of the PSU award being earned. Gross Margin over the two year measurement period was 50.7% which exceeded the target performance goal of 50%, resulting in 53.5% of the target number of shares for the PSU award being earned.[1]

Governance of Executive Officer Compensation Program

The purpose of the Committee is to establish and administer the compensation arrangements for our CEO and the other executive officers of the Company, including the other NEOs, on behalf of the Board of Directors. The Committee is responsible for developing the Company’s overall executive compensation strategy, with support from management and the Committee’s compensation advisor. The Committee also has responsibilities in connection with administration of the Company’s equity compensation plans.

The Committee operates pursuant to a Charter which outlines its responsibilities, including the Committee’s responsibilities with respect to performance reviews and approval of annual compensation arrangements for the NEOs. A copy of the Charter can be found under the Officers and Directors link on the Investors page of the Company’s website—at http://www.wd40company.com.

Process for Evaluating Executive Officer Performance and Compensation

In accord with its Charter, the Committee works with the Company’s Human Resources function in carrying out its responsibilities; the Vice President of Human Resources is management’s liaison with the Committee. The Committee has engaged Compensia, Inc, a national compensation consulting firm, to provide advice and information relating to executive compensation. In fiscal year 2011 Compensia assisted the Committee in the evaluation of executive base salary, bonus compensation and equity incentive design and award levels, and the specific pay recommendation for our CEO. Compensia reports directly to the Committee and provides no additional services for management.

Executive Compensation Philosophy and Framework

Compensation Objectives

The Company’s executive compensation program is designed to achieve four primary objectives:

1.	Attract and retain high-caliber executives.

2.	Align the interests and compensation of executives with the value created for stockholders.

3.	Reinforce a sense of urgency among executives to achieve both short-term and long-term Company objectives.

4.	Create a direct, meaningful link between business and team success and individual performance and rewards.

[1]	For a more complete description of the PSU award performance measures and calculation of the number of shares issued to each NEO with respect to their fiscal year 2010 PSU awards, refer to the Executive Officer Compensation Decisions section below under the heading, Performance Share Unit Awards.

Target Pay Position/Mix of Pay

The Company’s compensation program consists primarily of base salary, annual cash incentives, and long-term oriented equity awards. Each of these components is discussed in greater detail in the Executive Officer Compensation Decisions section below. The Committee has established a target for executive officer total compensation (defined as base salary, plus performance incentive bonus, plus the grant date fair value of equity awards) at the 50th percentile relative to the market (details on the use of peer group data is provided below). Actual pay may vary, based on Company and/or individual performance, length of time within the position, and anticipated contribution. The Committee does not adhere to specific guidelines regarding the percentage of total compensation that should be represented by each compensation component. A review of total compensation for each NEO relative to the target market percentile is provided in the Executive Officer Compensation Decisions section below under the heading, Overall Reasonableness of Compensation.

Compensation Benchmarking

For purposes of its fiscal year 2011 compensation decisions, the Committee examined the executive compensation practices of a peer group of twenty companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues and earnings reasonably comparable to the Company and doing business in the specialty chemical industry or within specific consumer products categories. In addition to the peer group data, the Committee considers broad industry company data from published compensation surveys for a set of companies having revenues comparable to the Company. This mix of data has been weighted, 50% for the broad industry company data and 50% for the peer group data. The companies used in the peer group analysis for fiscal year 2011 compensation decisions were as follows:

• American Pacific Corporation • American Vanguard Corporation • Balchem Corporation • Calgon Carbon Corporation • Cambrex Corporation • Hawkins, Inc. • Innophos Holdings, Inc. • Inter Parfums, Inc.	• Medicis Pharmaceutical Corporation • National Presto Industries Inc. • Nutraceutical International Corporation • Oil-Dri Corporation of America • Park Electrochemical Corp.	• PetMed Express, Inc. • Prestige Brands Holdings, Inc. • Quaker Chemical Corporation • STR Holdings, Inc. • Trex Company, Inc. • USANA Health Sciences, Inc. • Zep, Inc.

Executive Officer Compensation Decisions

Base Salary: Process

Base salaries for all executive officers, including the NEOs, are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee considers the salary range prepared by its compensation advisor based on each NEO’s job responsibilities and the market 50th percentile target pay position. Salary increases, if any, are based on factors such as individual performance, position, current pay relative to the market, future anticipated contribution and the Company-wide merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each executive officer and an assessment of the achievement thereof. Individual performance elements considered in this process included individual and company performance goals and achievements in such areas as growth, innovation, leadership, earnings and customer relations for Mr. Ridge; governance and risk, compliance, forecasting and financial reporting for Mr. Rembolt; strategic growth and earnings for Mr. Irwin; and teamwork, execution and growth for Messrs. Freeman and Noble.

Base Salary: Fiscal Year 2011

In October 2010, the Committee reviewed the market competitiveness of executive officer base salaries relative to peer group market data presented by the Committee’s compensation advisor and considered each executive officer’s individual performance relative to the performance elements identified above and the overall performance of the Company for fiscal year 2010. The Committee also considered the fact that executive officer base salaries had been unchanged for fiscal year 2010 due to economic conditions existing in October 2009 and uncertainty with respect to expectations for the Company’s fiscal 2010 performance. The Committee also reviewed the Company’s favorable fiscal 2010 performance as compared to the comparable performance of the peer group companies. Based on these considerations, the Committee approved increases to the base salaries of the NEOs in the range of 3.5 to 5 percent. Mr. Ridge, Mr. Freeman and Mr. Noble each received a 5 percent base salary increase based on the Committee’s finding that each of them had met or exceeded individual performance expectations and based upon their specific contributions to the Company’s overall fiscal 2010 performance, including achievement of performance goals for revenue growth and improvement in gross margin. Mr. Rembolt received a base salary increase of 11.5%, including a market adjustment and a merit increase for having met individual performance expectations and based on the Company’s overall fiscal 2010 performance. The market adjustment to Mr. Rembolt’s base salary was provided to account for his increased responsibility as CFO consistent with the Committee’s established framework for pay position benchmarking.

Performance Incentive Program

The Company uses its Performance Incentive Program to tie executive officer compensation to the Company’s financial performance. All Company employees participate in the same Performance Incentive Program as described below. The Performance Incentive Program is offered to the executive officers pursuant to the WD-40 Company Performance Incentive Plan approved by the stockholders at the 2008 Annual Meeting of Stockholders.

The Performance Incentive Program is intended to provide direct incentives to all Company employees, including executive officers, to affect regional financial performance and, for the company as a whole, to promote increased sales at sustained or increasing levels of profitability. Specific performance measures tied to regional financial results are used in the Performance Incentive Program formulas as applied to each employee according to his or her particular area of responsibility.

For the NEOs, incentive awards for fiscal year 2011 were based on pre-established target levels for the following corporate performance measures: (i) net invoiced sales recorded on a consolidated basis (“Global Revenue”)1; (ii) net invoiced sales recorded for the Company’s relevant reporting segments (“Regional Revenue”)1; (iii) the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) computed on a consolidated basis (“Global EBITDA”); and (iv) EBITDA computed for the Company’s relevant financial reporting segments (“Regional EBITDA”). The target levels for these performance measures for the NEOs were the same as the targets for such measures as applied to formulas for all other employees for whom such performance measures were applicable.

Depending upon actual performance results, the Performance Incentive Program bonus opportunities range from 0% to 100% of base salary for our CEO and from 0% to 60% of base salary for the other NEOs. The maximum bonus opportunity for our CEO at 100% of base salary as compared to the maximum bonus opportunity for the other NEOs at 60% of base salary was established by the Board of Directors in prior years in recognition of the higher level of responsibility of our CEO for overall Company performance, in reliance on competitive market data that supports total potential CEO compensation at such levels and to establish a compensation package for our CEO having a higher percentage of potential compensation tied to Company performance.

[1]

Global Revenue and Regional Revenue results are calculated using foreign exchange rates predetermined at the beginning of the fiscal year. The purpose of using predetermined rates is to avoid the impact of volatile foreign exchange rates, whether favorable or unfavorable to the employees, on bonus payout.

The maximum bonus for each NEO is referred to herein as their “annual opportunity”. For Messrs. Freeman and Noble, the Performance Incentive Program for fiscal year 2011 provided three distinct performance measure levels for possible bonus awards. The first level represented 50% of the annual opportunity, the second level represented 30% of the annual opportunity and the third level represented 20% of the annual opportunity. These weightings were the same as applied to the Performance Incentive Program for all other employees of the Company other than Messrs. Ridge, Rembolt and Irwin. The maximum bonus payouts for Messrs. Freeman and Noble required achievement of specified segment targets for Regional Revenue (first level) and Regional EBITDA (second level) and Company performance that equaled the maximum target amount for Global EBITDA as described below (third level). For Messrs. Ridge, Rembolt and Irwin (each of whom has global rather than regional responsibilities), only the first and third levels apply (Global Revenue for the first level and Global EBITDA for the third level), each representing 50% of the annual opportunity.

After all bonus amounts earned for the first level and second level (if applicable) were calculated, the Global EBITDA result was measured. The maximum target amount of Global EBITDA was established by means of a formula that was based on all bonus payouts under the first and second levels and the anticipated maximum bonus payout under the third level.

Target and maximum payout amounts for each of the NEOs for the fiscal year 2011 Performance Incentive Program are disclosed in the Grants of Plan-Based Awards table on page 30 of this proxy statement.

The following table sets forth the fiscal year 2011 Performance Incentive Program payout weightings and the minimum and maximum target amounts for the performance measures applicable to each of the NEOs:

	Garry O. Ridge Jay W. Rembolt Michael J. Irwin	Michael L. Freeman	William B. Noble	Minimum Target FY 2011 ($ millions)	Maximum Target FY 2011 ($ millions)
Regional Revenue (Americas)	N/A	50%	N/A	$199.5	$210.4
Regional EBITDA (Americas)	N/A	30%	N/A	$52.6	$55.0
Regional Revenue (Europe)	N/A	N/A	50%	$114.5	$131.6
Regional EBITDA (Europe)	N/A	N/A	30%	$33.5	$35.3
Global Revenue	50%	N/A	N/A	$347.0	$379.7
Global EBITDA	50%	20%	20%	$68.3	$73.3

The following table sets forth the actual fiscal 2011 performance results and percentage achievement for each of the performance measures under the Performance Incentive Program formulas applicable to the NEOs:

Performance Measure	Actual FY 2011 ($ millions)	% Achievement
Regional Revenue (Americas)	$165.2	0.0%
Regional EBITDA (Americas)	$41.7	0.0%
Regional Revenue (Europe)	$120.3	20.6%
Regional EBITDA (Europe)	$29.9	0.0%
Global Revenue	$303.7	0.0%
Global EBITDA	$59.9	0.0%

Achievement of the maximum target levels for Regional Revenue and EBITDA and Global Revenue and EBITDA are intended to be attainable through the concerted efforts of all management teams working in their own regions and areas of responsibility and for the Company as a whole.

Based on the Company’s fiscal 2011 performance and the Committee’s certification of the relative attainment of each of the performance measures under the Performance Incentive Program, the bonus payouts for our executive officers, including the NEOs, were calculated. On October 10, 2011, the Committee approved payment of the following bonuses to the NEOs for fiscal 2011 performance:

Executive Officer	Title	FY2011 Annual Incentive Opportunity (As % of Base Salary)	FY2011 Bonus Paid ($)		FY2011 Actual Bonus (As % of Base Salary)
Garry O. Ridge	Chief Executive Officer	100%	$0		0%
Jay W. Rembolt	Vice President, Finance and Chief Financial Officer	60%	$0		0%
Michael J. Irwin	Executive Vice President, Strategic Development	60%	$0		0%
Michael L. Freeman	Division President, the Americas	60%	$0		0%
William B. Noble	Managing Director, Europe	60%	$19,771	[1]	6.2%

As an example of the operation of the Performance Incentive Program, Mr. Noble’s bonus payout for fiscal year 2011 was computed as follows2:

•	Bonus Opportunity = 60% X Salary ($319,531) = $191,719.

•	Level 1 (Regional Revenue (Europe)) = 50% of Bonus Opportunity = $95,859.

•	Level 1 Bonus = Level 1 Achievement (20.63%) X Level 1 Bonus Opportunity = $19,771.

•	Level 2 (Regional EBITDA (Europe)) = 30% of Bonus Opportunity = $57,516.

•	Level 2 Bonus = Level 2 Achievement (0%) X Level 2 Bonus Opportunity = $0.

•	Level 3 (Global EBITDA) = 20% of Bonus Opportunity = $38,344.

•	Level 3 Bonus = Level 3 Achievement (0%) X Level 3 Bonus Opportunity = $0.

Mr. Noble’s aggregate bonus payout was the sum of the payouts under each of the three levels of the Performance Incentive Program, or $19,771.

Equity Compensation

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. To provide appropriately directed incentives to our executive officers, the Committee has provided awards of both time-vesting restricted stock unit (“RSU”) awards and performance-vesting performance share unit (“PSU”) awards. Equity awards are awarded pursuant to the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”) approved by the stockholders at the 2007 Annual Meeting of Stockholders. The principal attributes and benefits of the RSU and PSU awards for executive officers are as follows:

•	Both RSU and PSU awards provide for the issuance of shares of the Company’s common stock upon vesting.

[1]	Mr. Noble’s bonus has been converted from pounds sterling at an average annual exchange rate for fiscal year 2011 of $1.5981 per pound.

[2]	Amounts relating to Mr. Noble’s bonus payout have been converted from pounds sterling at an average annual exchange rate for fiscal year 2011 of $1.5981 per pound.

•	RSU awards provide for vesting over a period of three years from the grant date.

•

PSU awards provide for performance-based vesting over a performance measurement period of two fiscal years ending on August 31st of the second calendar year following the grant date. The performance measures for the PSU awards are equally weighted between targets established for the Company’s aggregate revenue growth and gross margin as described in more detail below.

•

A mix of RSU and PSU awards for our executive officers was considered by the Committee to be appropriate as compared to RSU awards alone or stock options for the following reasons: i) PSU awards provide a more direct performance-based incentive; ii) RSU awards have a greater perceived value to recipients than stock options; iii) RSU and PSU awards, in the aggregate, have a lower compensation expense impact on the Company’s financial results; iv) RSU and PSU awards have less dilutive impact on a share count basis; and v) the issuance of shares of the Company’s common stock upon vesting encourages long-term stock ownership and facilitates the achievement of the Company’s stock ownership guidelines (as described below in the Other Considerations section, under the heading, Executive Officer Stock Ownership Guidelines).

The Board recognizes the potentially dilutive impact of equity awards. The Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining and providing incentives for high-performing employees.

Restricted Stock Unit Awards

RSU awards provide for the issuance of shares of the Company’s common stock to the award recipient upon vesting provided that the recipient remains employed with the Company through each vesting date. Shares of the Company’s common stock equal to the portion of the RSU award that has vested are issued promptly upon the vesting date. The vesting date each year is the third business day following the release of the Company’s annual earnings for the preceding fiscal year, but not later than November 15th. Payment of required withholding taxes due with respect to the vesting of the RSU awards, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested RSU award after withholding shares having a value as of the vesting date equal to the required tax withholding obligation.

Performance Share Unit Awards

PSU awards granted for fiscal year 2011 provide for performance-based vesting over a performance measurement period of two fiscal years ending August 31, 2012. The recipient must remain employed with the Company for vesting purposes until the date on which the Committee certifies achievement of the requisite performance provided for in the PSU Award Agreement. Shares of the Company’s common stock equal to an “Applicable Percentage” of the “Target Number” of shares underlying the PSU award granted to the executive officers are issued as of the “Settlement Date”. The Applicable Percentage is determined by reference to the performance vesting provisions of the PSU Award Agreement as described below. The Settlement Date for a PSU award is the third business day following the release of the Company’s annual earnings for the second fiscal year of the performance measurement period. Payment of required withholding taxes due with respect to the settlement of a PSU award, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares to the recipient for a vested PSU award after withholding shares having a value as of the Settlement Date equal to the required tax withholding obligation.

The performance vesting provisions of the PSU awards granted for fiscal year 2011 are based on relative achievement of two equally weighted performance measures, “Aggregate Revenue Growth” and “Gross Margin”, over the performance measurement period of two fiscal years as provided in the table below:

Aggregate Revenue Growth	Gross Margin	Applicable Percentage
> 25%	> 55%	150%
25%	55%	150%
20%	50%	100%
15%	45%	50%
< 15%	< 45%	0%

In order to determine the Applicable Percentage of the Target Number of shares subject to a PSU award that will be vested upon achievement of the performance measures, the Applicable Percentage is determined independently for each performance measure and the two Applicable Percentages so determined are given equal weight by taking the simple average of the two amounts. For each performance measure, the Applicable Percentage will be determined on a straight line sliding scale from the minimum 50% Applicable Percentage achievement level to the maximum 150% Applicable Percentage achievement level.

Aggregate Revenue Growth is calculated as the annual percentage growth in world-wide consolidated net sales for the second fiscal year of the two fiscal year measurement period (defined in the PSU Award Agreement as the “Measurement Year”) as compared to the world-wide consolidated net sales for the fiscal year immediately preceding the two fiscal year performance measurement period (defined in the PSU Award Agreement as the “Base Year”). Net sales for the Measurement Year are to be measured by translation of all consolidated reporting entities’ actual local currency revenues into U.S. dollars at the Base Year average foreign currency exchange rate applicable to each such entity.

Gross Margin is calculated as the aggregate world-wide consolidated gross profit for the full two fiscal year performance measurement period as a percentage of aggregate world-wide consolidated net sales for the performance measurement period. Gross profit and net sales for the performance measurement period are to be measured by translation of all consolidated reporting entities’ actual local currency gross profits and net sales at the actual foreign currency exchange rate applicable to each such entity for the period, as reported.

Fiscal Year 2011 Equity Awards

For fiscal year 2011, equity awards to our executive officers were granted to satisfy goals for executive officer retention, to provide incentives for future performance, and to meet objectives for overall levels of compensation and pay mix. In October 2010, the Committee approved RSU and PSU awards to the NEOs as set forth in the Grants of Plan-Based Awards table on page 30 of this proxy statement. In establishing award levels for the NEOs for fiscal year 2011, the Committee placed particular emphasis on long-term retention goals and desired incentives for future contributions. The RSU and PSU awards to our CEO were larger than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and in reliance on market data that supports a higher level of equity compensation for our CEO. For fiscal year 2011 equity awards, the Committee concluded that each of the NEOs other than our CEO should be treated equally in light of each NEO’s responsibility as an important member of the Company’s management team and for overall compensation purposes.

Performance Share Unit Award Vesting for Fiscal 2011 Performance Achievement

On October 11, 2011, the Committee certified achievement of the Aggregate Revenue Growth and Gross Margin performance measures for the performance measurement period ended August 31, 2011 for purposes of calculating the vested number of shares of the Company’s common stock for PSU awards granted to the NEOs in December 2009. The same performance measures and performance vesting requirements were applicable to the PSUs awarded in 2009 as are described above. The following table sets forth the calculated Aggregate Revenue Growth and Gross Margin for the measurement period ended August 31, 2011 and Applicable Percentage as to each performance measure and the Applicable Percentage of the Target Number of shares underlying the PSU awards.

	Calculated Performance Measure	Applicable Percentage
Aggregate Revenue Growth	12.0%	0%
Gross Margin	50.7%	107%
Applicable Percentage of Target Number of Shares		53.5%

For the PSU awards granted to the NEOs in December 2009, the NEOs were thus eligible to receive 53.5% of the target number of shares of the Company’s common stock underlying the PSU awards. The following table sets forth the target number and vested number of shares underlying the PSU awards granted to each NEO in December 2009.

Executive Officer	Target Number	Vested Shares
Garry O. Ridge	9,600	5,136
Jay W. Rembolt	2,400	1,284
Michael J. Irwin	2,400	1,284
Michael L. Freeman	2,400	1,284
William B. Noble	2,400	1,284

Benefits and Perquisites

As is the case with most Company employees, the NEO’s are provided with standard health and welfare benefits, as well as the opportunity to participate in the WD-40 Company Profit Sharing/401(k) Plan (the “Plan”). The Plan serves to provide our executive officers, including the NEOs, with tax-advantaged retirement savings as an additional component of overall compensation. The Company’s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company’s common stock.

The Company maintains individual Supplemental Death Benefit Plan agreements with each of the NEOs other than Mr. Noble who has an equivalent life insurance benefit under his local U.K. compensation package. The Company’s Supplemental Death Benefit Plan agreement obligations are funded by life insurance policies owned by the Company.

The Company also provides cars to our executive officers and private health insurance for Mr. Noble in excess of coverage available to other Company employees in the U.K. The costs associated with the perquisites and other personal benefits provided to the NEOs are included in the Summary Compensation Table included on page 28 of this proxy statement and they are separately identified in the footnote disclosure of such perquisites and other personal benefits included with the Summary Compensation Table.

The Committee considers the cost of the foregoing health and welfare benefits and perquisites in connection with its approval of the total compensation for each of our NEOs. All such costs are considered appropriate in support of the Committee’s objective of attracting and retaining high quality executive officers because they are common forms of compensation for senior executives and are expected by such executives when they consider competing compensation packages.

Post-Employment Obligations

The Company has change of control severance agreements with each of the NEOs. The specific terms of the agreements are described in detail on page 33 of this proxy statement. The agreements were entered into with our executive officers after extensive review by the Committee and the Board of Directors and negotiation with the executive officers to replace previously existing employment agreements. Consideration was given to possible inclusion of severance compensation to be paid to the executive officers in the event of their termination of employment without cause (or for good reason) without regard to the existence of a change of control of the Company. No such provisions were included and severance compensation is payable only following a termination of employment without “cause” or for “good reason” within two years following a “change of control” of the Company (as the quoted terms are defined in the severance agreements).

The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key executive officers. Reasonable change of control severance agreements reinforce continued attention and dedication of executive officers to their assigned duties and support the Committee’s objective of retaining high quality executives.

Overall Reasonableness of Compensation

The Committee believes that the Company is achieving its compensation objectives and in particular, rewards executive officers for driving operational success and stockholder value creation. Based on reviews of tally sheets and a “pay-for-performance” analysis by the Committee, and in light of the Company’s compensation objectives, the Committee and the Board of Directors believe that the pay mix and target pay position relative to market for each of the NEOs are reasonable and appropriate. The “pay-for-performance” analysis includes a review of the individual components of executive officer compensation that are tied to Company performance, as measured by identified performance metrics as well as the price of the Company’s common stock. In particular, the Committee reviews executive officer bonus compensation to determine whether it appropriately rewards individual efforts directed toward the achievement of specific target levels of Company performance and does not otherwise provide rewards in the absence of reasonable measures of individual and Company success. Similarly, with respect to equity awards, the Committee considers the effectiveness of such awards in providing a reasonable incentive to the executive officers to pursue the achievement of performance targets for increasing revenues, gross margin and profitability without inappropriately rewarding the executive officers if performance targets are not achieved over the long term.

The following table sets forth the total compensation for each of our NEOs (as reported based on cash compensation received as base salary and performance incentive bonus plus the grant date fair value of equity awards) for fiscal year 2011, together with the relative market percentile for each NEO.

Executive Officer	Base Salary	Annual Bonus Earned	Grant Value of Stock Awards[1]	Total Compensation	Total Comp Position vs Market
Garry O. Ridge	$601,747	$0	$590,144	$1,191,891	45th percentile
Jay W. Rembolt	$248,822	$0	$147,536	$396,358	25th percentile
Michael J. Irwin	$296,888	$0	$147,536	$444,424	30th percentile
Michael L. Freeman	$293,990	$0	$147,536	$441,526	25th percentile
William B. Noble[2]	$319,531	$19,771	$147,536	$486,838	45th percentile

[1]

Stock Awards are reported at their grant date fair values. Information concerning such awards for fiscal year 2011 is set forth in the Grants of Plan-Based Awards table on page 30 of this proxy statement.

[2]	Mr. Noble’s salary and bonus amounts have been converted from pounds sterling at an average annual exchange rate for fiscal year 2011 of $1.5981 per pound.

For fiscal year 2011, total compensation for each of our NEOs fell below the 50th percentile target pay position relative to market. In reviewing total compensation for the NEOs, the Committee also reviews the Company’s relative performance against the peer group. Based on publicly available data for the peer group as of the end of the Company’s fiscal third quarter, the Company’s trailing four quarters of revenue growth and growth in EBITDA were each below the 25th percentile for the peer group.

Other Compensation Policies

Exchange Act Rule 10b5-1 Trading Plans and Insider Trading Guidelines

The Company maintains insider trading guidelines, including transaction pre-approval requirements, applicable to our officers and directors required to report changes in beneficial ownership under Section 16 of the Exchange Act as well as certain other employees who can be expected to have access to material non-public information concerning the Company. These insider trading guidelines also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that once adopted, trading plans are not subject to change or cancellation. Any such change or cancellation of an approved trading plan by an executive officer, director or employee covered by the Company’s insider trading guidelines in violation thereof will result in the Company’s refusal to approve future trading plan requests for that person.

Executive Officer Stock Ownership Guidelines

In December 2007, the Board of Directors approved guidelines for executive officer ownership of the Company’s common stock. The guidelines specify that each executive officer will be expected to attain, within a period of five years from the date of adoption of the guidelines, and to maintain thereafter, equity ownership in the Company valued at not less than one times his or her current base salary for executive officers other than our CEO and two times base salary for our CEO.

Our CEO’s higher required ownership guideline is consistent with the proportionately higher level of overall compensation received by our CEO as compared to the other NEOs, including proportionately higher levels of equity compensation. Valuation for purposes of the guidelines is to be determined at the higher of cost or current fair market value for shares of the Company’s common stock held outright and shares underlying vested RSUs then held. Vested stock options are valued on a net after tax basis assuming a 45% marginal tax rate on the stock option value equal to the current market price for the Company’s common stock less the option exercise price.

The Board of Directors believes that the stock ownership guidelines serve to improve alignment of the interests of our executive officers and the Company’s stockholders. At the present time, all of the NEOs have attained the requisite level of stock ownership or it is anticipated that they will attain such level of stock ownership within the time provided for in the applicable stock ownership guidelines.

As noted above under the heading Equity Compensation, the NEOs receive both time-vesting RSU awards and performance-vesting PSU awards. As these awards vest, shares of the Company’s common stock are issued to the NEOs and these shares may then be sold or retained, subject to the stock ownership guidelines described above. RSU and PSU awards held presently by the NEOs are set forth, together with stock options granted for fiscal years prior to 2009, in the Outstanding Equity Awards table on page 31 of this proxy statement. Each of the NEOs, other than Mr. Rembolt, hold vested RSU awards that must be retained until termination of employment as noted in the footnotes to the Security Ownership of Directors and Executive Officers table on pages 4 and 5 of this proxy statement.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation payable in any tax year to certain covered executive officers (generally limited to the NEOs, but presently excluding the CFO pursuant to current Treasury Department guidance). Section 162(m) of the Code generally provides that a publicly-held company cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer per taxable year. Compensation that is “performance-based” within the meaning of the Code does not count toward the $1 million limit. Compensation paid in fiscal year 2011 to the NEOs pursuant to the WD-40 Company Performance Incentive Plan approved by the stockholders at the Company’s 2008 Annual Meeting of Stockholders is intended to qualify as “performance-based” compensation. In addition, vested shares under PSU awards are intended to qualify as “performance-based” compensation upon the Settlement Date for such awards.

While the Compensation Committee attempts to maximize the deductibility of compensation paid to the NEOs, the Committee retains the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company may from time-to-time pay compensation to its executive officers that may not be deductible under Section 162(m).

Accounting Considerations

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WD-40 Company’s Board of Directors has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and the Company’s annual report on Form 10-K for the year ended August 31, 2011, and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

Richard A. Collato, Chair

Peter D. Bewley

Mario L. Crivello

Linda A. Lang

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as described below, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s equity securities during the last fiscal year.

As a result of a clerical filing error, On December 17, 2010, Peter D. Bewley filed a late report on Form 4 to report a grant of Restricted Stock Units on December 14, 2010. On April 21, 2011, Maria Mitchell, Vice President and Corporate Secretary, filed a late report on Form 4 to report the acquisition of shares through a broker dividend reinvestment program on January 31, 2011. On October 26, 2011, Mario L. Crivello filed a late report on Form 5 to report gift transfers on February 10, 2010 and February 9, 2011 pursuant to which he acquired shares owned directly and disposed of shares owned indirectly as trustee.

EXECUTIVE COMPENSATION

None of our executive officers has an employment agreement or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific plans or programs described herein.

For fiscal year 2011, our executive officers received a base salary amount established by the Compensation Committee of the Board of Directors at the beginning of the fiscal year. In addition, each employee of the Company, including each executive officer, receives bonus compensation under a Performance Incentive Program established at the beginning of the fiscal year by the Company and, for our executive officers, by the Committee. A complete description of the Performance Incentive Program is provided in the Compensation Discussion and Analysis section under the heading Performance Incentive Program on page 18 of this proxy statement. Information regarding the target and maximum potential bonus compensation payable under the Performance Incentive Program for fiscal year 2011 is provided in the Grants of Plan-Based Awards table on page 30 of this proxy statement. The actual payouts under the Performance Incentive Program for fiscal year 2011 and further details regarding the program are provided in the Compensation Discussion and Analysis section of this proxy statement.

The following table shows information for the three fiscal years ended August 31, 2011, August 31, 2010 and August 31, 2009 concerning the compensation of our CEO, our CFO and the three most highly compensated executive officers other than the CEO and CFO as of the end of fiscal year 2011 (collectively, the “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Garry O. Ridge	2011	$601,747	$590,144	$0	$72,486	$1,264,377
President and Chief Executive Officer	2010	573,092	513,344	550,027	68,573	1,705,036
	2009	573,092	366,000	227,956	56,719	1,223,767

Jay W. Rembolt	2011	$248,822	$147,536	$0	$79,266	$475,624
Vice President, Finance and Chief Financial Officer	2010	222,600	128,336	128,185	73,494	552,615
	2009	222,600	160,125	53,088	51,393	487,206

Michael J. Irwin	2011	$296,888	$147,536	$0	$74,223	$518,647
Executive Vice President, Strategic Development	2010	286,848	128,336	165,182	74,874	655,240
	2009	286,848	160,125	55,370	54,468	556,811

Michael L. Freeman	2011	$293,990	$147,536	$0	$78,510	$520,036
Division President, the Americas	2010	279,990	$128,336	154,999	75,509	638,834
	2009	279,990	160,125	27,906	57,371	525,392

William B. Noble[4]	2011	$319,531	$147,536	$19,771	$99,126	$585,964
Managing Director Europe WD-40 Company (UK) Ltd.	2010	298,469	128,336	171,475	79,424	677,704
	2009	299,364	160,125	89,809	71,878	621,176

[1]

Stock Awards for fiscal years 2009, 2010 and 2011 are reported at their grant date fair values. Grant date fair value assumptions and related information is set forth in Note 14, Stock-based Compensation, to the Company’s financial statements included in the Company’s annual report on Form 10-K filed on October 20, 2011. Stock Awards consisting of performance share units (“PSUs”) awarded in fiscal years 2010 and 2011 are included based on the value of 100% of the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measures. For achievement of the highest level of all applicable performance measures for the PSUs, NEOs will receive 150% of the target number of shares. For fiscal year 2011, the total amounts for Stock Awards based on the grant date fair values for all PSU awards based on the maximum number of shares to be received would be as follows: $767,168 for Mr. Ridge and $191,792 for each of the other NEOs. Based on the actual number of vested PSU awards for those awards granted in fiscal year 2010 as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation, at page 20 of this proxy statement, the total amounts for Stock Awards for fiscal year 2010 for each of the NEOs would have been as follows: $370,139 for Mr. Ridge and $92,535 for each of the other NEOs.

[2]

Amounts reported as Non-Equity Incentive Plan Compensation represent incentive bonus payouts under the Company’s Performance Incentive Program as described in the narrative preceding the Summary Compensation Table and in the Compensation Discussion and Analysis section of this proxy statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2011 are set forth in the Grants of Plan-Based Awards table on page 30 of this proxy statement.

[3]

All Other Compensation for each of the NEOs includes, among other nominal cost benefits, group medical, dental, vision, wellness and life insurance benefit costs for each NEO other than Mr. Noble and supplemental health insurance costs for Mr. Noble (“welfare benefit costs”), employer profit sharing and matching contributions to the Company’s 401(k) Profit Sharing Plan for each NEO other than Mr. Noble and a U.K. retirement benefit for Mr. Noble, and vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs for each NEO other than Mr. Noble and a cash allowance and fuel for Mr. Noble. For fiscal year 2011, the welfare benefit costs for each NEO were as follows: Mr. Ridge — $10,235; Mr. Rembolt — $19,142; Mr. Irwin — $17,142; Mr. Freeman — $18,642; and Mr. Noble — $4,868. For fiscal year 2011, the profit sharing and matching contributions for each of the NEOs other than Mr. Noble were $40,833 and Mr. Noble’s retirement cost was $73,388. The vehicle allowance costs for each NEO for fiscal year 2011 were as follows: Mr. Ridge — $20,291; Mr. Rembolt — $18,380; Mr. Irwin — $15,843; Mr. Freeman — $18,230; and Mr. Noble — $20,285.

[4]

Mr. Noble’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from pounds sterling at average annual exchange rates for the year as follows: for fiscal year 2011 at $1.5981 per pound, for fiscal year 2010 at $1.5674 per pound and for fiscal year 2009 at $1.5721 per pound.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees, directors and consultants. In addition to base salary and the Performance Incentive bonus, for fiscal year 2011 the executive officers were granted restricted stock unit (“RSU”) awards and performance share unit (“PSU”) awards under the Stock Incentive Plan. A description of the RSU and PSU awards is provided in the Compensation Discussion and Analysis section at page 21 of this proxy statement.

Information concerning the grant of RSU and PSU awards to the NEOs is provided in the following Grants of Plan-Based Awards table. The table also contains information with respect to Performance Incentive Program bonuses awarded for fiscal year 2011 as described in the Compensation Discussion and Analysis section under the heading Performance Incentive Program on page 18 of this proxy statement. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2011 Performance Incentive Program.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Option Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Garry O. Ridge	10/12/10	$1	$300,874	$601,747

Garry O. Ridge	10/12/10				4,800	9,600	14,400		$354,048

Garry O. Ridge	10/12/10							6,400 RSUs	$236,096

Jay W. Rembolt	10/12/10	$1	$74,647	$149,293

Jay W. Rembolt	10/12/10				1,200	2,400	3,600		$88,512

Jay W. Rembolt	10/12/10							1,600 RSUs	$59,024

Michael J. Irwin	10/12/10	$1	$89,067	$178,133

Michael J. Irwin	10/12/10				1,200	2,400	3,600		$88,512

Michael J. Irwin	10/12/10							1,600 RSUs	$59,024

Michael L. Freeman	10/12/10	$1	$141,115	$176,394

Michael L. Freeman	10/12/10				1,200	2,400	3,600		$88,512

Michael L. Freeman	10/12/10							1,600 RSUs	$59,024

William B. Noble[5]	10/12/10	$1	$153,374	$191,718

William B. Noble	10/12/10				1,200	2,400	3,600		$88,512

William B. Noble	10/12/10							1,600 RSUs	$59,024

[1]

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the WD-40 Company Performance Incentive Plan for bonuses payable for fiscal 2011 performance. The Target amount represents that portion of the bonus opportunity for each NEO that is based on attainment of identified performance goals for the first level, and for Mr. Freeman and Mr. Noble, the second level, of the Performance Incentive Program (as more fully discussed in the Compensation Discussion and Analysis section of this proxy statement). The Maximum amount represents the bonus opportunity for each NEO that assumes receipt of the full Target amount by such NEO and attainment by the Company of a level of Global EBITDA sufficient to maximize such payouts under the last level of the Performance Incentive Program formula applicable to all employees.

[2]

The Estimated Future Payouts Under Equity Incentive Plan Awards represent the Threshold, Target and Maximum number of shares to be issued upon performance vesting of PSU awards as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation, at page 20 of this proxy statement.

[3]	All Other Stock Awards represent RSUs described in the Compensation Discussion and Analysis section under the heading, Equity Compensation, at page 20 of this proxy statement.

[4]	Information relating to the Grant Date Fair Value of Stock Awards is included in footnote 1 to the Summary Compensation Table on page 28 of this proxy statement.

[5]

The Target and Maximum amounts for Mr. Noble’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from pounds sterling at an average annual exchange rate for fiscal year 2011 of $1.5981 per pound.

The following table provides detailed information concerning the unexercised stock options and RSU and PSU awards that were not vested as of the end of the last fiscal year for each of the NEOs.

OUTSTANDING EQUITY AWARDS

At 2011 Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)[4]
Garry O. Ridge					14,584	$599,986	19,200	$789,888
	35,000	0	35.99	10/17/16
	60,000	0	36.03	10/16/17

Total	95,000	0			14,584	$599,986	19,200	$789,888

Jay W. Rembolt					4,388	$180,522	4,800	$197,472
	1,504	0	20.75	9/25/11
	5,000	0	27.56	9/24/12
	5,000	0	29.30	9/23/13
	5,000	0	27.67	10/19/14
	5,000	0	27.27	10/18/15
	5,000	0	35.99	10/17/16
	6,160	0	36.03	10/16/17

Total	32,664	0			4,388	$180,522	4,800	$197,472

Michael J. Irwin					4,388	$180,522	4,800	$197,472

Total					4,388	$180,522	4,800	$197,472

Michael L. Freeman					4,388	$180,522	4,800	$197,472
	2,000	0	35.99	10/17/16
	12,700	0	36.03	10/16/17

Total	14,700	0			4,388	$180,522	4,800	$197,472

William B. Noble					4,388	$180,522	4,800	$197,472
	5,000	0	29.30	9/23/13
	10,000	0	35.99	10/17/16
	20,000	0	36.03	10/16/17

Total	35,000	0			4,388	$180,522	4,800	$197,472

[1]	Represents RSU awards to the NEOs that were not vested as of the fiscal year end.

[2]	The Market Value of the RSU awards at fiscal year end was 41.14 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2011.

[3]

Represents the target number of shares to be issued with respect to PSU awards granted to the NEOs that were not vested as of the fiscal year end. The target number of shares to be issued with respect to PSU awards equals the number of shares to be issued with respect to the PSU awards upon achievement of the mid-point target level of performance for such PSU awards as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation, at page 20 of this proxy statement.

[4]

The Market Value of the target number of shares to be issued with respect to unvested PSU awards at fiscal year end was $41.14 per share, determined by reference to the closing price for the Company’s common stock as of August 31, 2011.

The following table sets forth the number of shares of the Company’s common stock acquired on exercise of stock options in the Company’s last fiscal year and the aggregate dollar value realized on exercise of such stock options for the NEOs. The table also sets forth the number of shares of the Company’s common stock acquired upon the vesting of RSU awards in the Company’s last fiscal year and the aggregate dollar value realized with respect to such vested RSU awards. No PSU awards were vested during the fiscal year. Information concerning PSU awards granted in December 2009 having a performance measurement period ending as of August 31, 2011 and vesting as of October 11, 2011 is provided in the Compensation Discussion and Analysis section under the heading, Equity Compensation, at page 20 of this proxy statement.

OPTION EXERCISES AND STOCK VESTED

Fiscal Year 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting[2] (#)	Value Realized on Vesting[3] ($)
Garry O. Ridge	96,000	$1,481,235	8,097	$321,942
Jay W. Rembolt	6,996	$144,020	2,277	$89,167
Michael J. Irwin	75,600	$730,277	3,600	$144,257
Michael L. Freeman	27,380	$304,530	3,600	$144,257
William B. Noble	16,200	$238,517	3,600	$144,257

[1]

The Value Realized on Exercise is calculated by subtracting the aggregate exercise price for the shares of the Company’s common stock acquired upon exercise of the stock options from the fair market value price of such shares as of the date of exercise. The fair market value price of each share at exercise is the actual trade price for the share if sold in a cashless exercise transaction, otherwise by the closing price as of the date of exercise.

[2]

The Number of Shares Acquired on Vesting for each NEO includes shares of the Company’s common stock issued upon vesting of RSU awards on October 20, 2010. The Number of Shares Acquired on Vesting for each NEO other than Mr. Rembolt also includes RSU awards that vested on March 25, 2011 but will not be settled in shares of the Company’s common stock until following termination of the NEO’s employment.

[3]

The Value Realized on Vesting for shares of the Company’s common stock issued on October 20, 2010 is calculated based on the number of vested RSU awards multiplied by the closing price of $39.16 for the Company’s common stock as of that date. The Value Realized on Vesting for RSU awards that vested on March 25, 2011 but will not be settled in shares until following termination of employment is calculated based on the closing price of $41.64 for the Company’s common stock as of that date. For Mr. Ridge, the portion of the value realized but deferred upon vesting of RSU awards on March 25, 2011 was $81,656 and for each other NEO other than Mr. Rembolt, the value deferred upon vesting of RSU awards on March 25, 2011 was $55,090.

Supplemental Death Benefit Plans and Supplemental Insurance Benefits

The Company maintains Supplemental Death Benefit Plans for the NEOs other than Mr. Noble. The Company maintains an equivalent supplemental life insurance benefit for Mr. Noble. Under the death benefit plan agreements, the NEO’s designated beneficiary or estate, as applicable, will receive a death benefit equal to the NEO’s then current base salary in the event of his or her death prior to retirement from the Company. All of the NEOs also are eligible to receive life insurance benefits offered to all employees of the Company and, in the case of Mr. Noble, to all employees of the Company’s U.K. subsidiary.

The death benefits under the Supplemental Death Benefit Plans are not formally funded but the Company has purchased key man life insurance polices owned by the Company to cover its benefit obligations. The Board of Directors has determined which key employees participate in the plans and the amount of the benefit payable for each participant. Non-employee directors do not have death benefit plan agreements.

Based upon their fiscal year 2011 base salaries, the supplemental death benefit to be provided to the NEOs as of the end of fiscal year 2011 would have been as set forth in the following table.

Name	Death Benefit
Garry O. Ridge	$601,747
Jay W. Rembolt	$248,822
Michael J. Irwin	$296,888
Michael L. Freeman	$293,990
William B. Noble	$313,392

Change of Control Severance Agreements

Each executive officer serves at the pleasure of the Board of Directors. On February 14, 2006, the Company entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the executive officers identified in the Summary Compensation Table above, with the exception of Mr. Rembolt. On October 16, 2008 the Company entered into a Severance Agreement with Mr. Rembolt. The Severance Agreements provide that each executive officer will receive certain severance benefits if his employment is terminated without “Cause” or if he resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control” as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without “Cause” or by the executive officer for “Good Reason”, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a five-year average, plus twice the executive officer’s bonus compensation, calculated based on the greater of the most recent annual bonus compensation or a five-year average. Further, any of the executive officer’s outstanding stock options and other equity incentive awards that are not then fully vested will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits. No employment rights or benefits other than the change of control severance benefits described in this paragraph are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, a “Change of Control” means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s Board of Directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, a “Change of Control” does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of the incumbent members of the Company’s Board of Directors continue in office and more than 60% of the successor company’s shares are owned by the Company’s pre-transaction stockholders.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s Board of Directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any “Change of Control.”

The following table sets forth the estimated amounts payable to each of the NEOs pursuant to their respective Severance Agreements on the assumption that the employment of each NEO was terminated without “Cause” or otherwise for “Good Reason” effective as of the end of fiscal year 2011 following a “Change of Control” as provided for in the Severance Agreements. The table also includes the value, as of the end of the fiscal year, of all RSU and PSU awards that, as of the end of fiscal year 2011 were not vested.

Name	Severance Pay[1]	Welfare Benefits[2]	Accelerated Vesting of RSUs and PSUs[3]	Total Change of Control Severance Benefits
Garry O. Ridge	$2,303,548	$20,470	$1,389,874	$3,713,892
Jay W. Rembolt	$754,014	$38,284	$377,994	$1,170,292
Michael J. Irwin	$924,140	$34,284	$377,994	$1,336,418
Michael L. Freeman	$897,978	$37,284	$377,994	$1,313,256
William B. Noble	$982,010	$9,736	$377,994	$1,369,740

[1]	For each NEO, Severance Pay includes 2 times the reported fiscal year 2011 base salary and 2 times the reported fiscal year 2010 Non-Equity Plan Compensation from the Summary Compensation Table above.

[2]	For each NEO, Welfare Benefits includes an estimate of the Company’s cost to provide 2 years of continuation coverage under the Company’s welfare and benefit plans.

[3]

The value included for accelerated vesting of RSU and PSU awards equals the value of the RSU and PSU awards that were not vested at $41.14 for each RSU and PSU based on the closing price for the Company’s common stock as of August 31, 2011. PSUs are valued for this purpose based upon the Target Number of shares of the Company’s common stock to be issued with respect to the PSUs as described in the Compensation Discussion and Analysis section under the heading, Equity Compensation, at page 20 of this proxy statement, in the event of the acceleration of vesting thereof pursuant to the NEOs’ Severance Agreements and PSU Award Agreements.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to fulfill regulatory requirements and to assist the Board in oversight of the Company’s financial reporting, internal control functions and audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market.

The responsibilities of the Audit Committee include the selection and appointment of an independent registered public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K.

With respect to the preparation and audit of the Company’s consolidated financial statements, management is responsible for the preparation of the financial statements; the establishment of accounting and financial reporting principles; the establishment of disclosure controls and procedures; the establishment of internal control over financial reporting; the evaluation of the effectiveness of both disclosure controls and procedures and internal control over financial reporting; and the evaluation of changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion as to whether the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed the consolidated financial statements of the Company for the fiscal year ended August 31, 2011. The Audit Committee has discussed the preparation of the consolidated financial statements with management and with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the Audit Committee has met separately with PricewaterhouseCoopers LLP and with management to discuss issues relating to the preparation and audit of the financial statements.

For the fiscal year ended August 31, 2011, management has completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of management’s activities in the completion of such work and evaluation and the Audit Committee has provided oversight and advice with respect to the process undertaken by management. The Audit Committee will continue to oversee such work being undertaken by the Company for the fiscal year ending August 31, 2012.

The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the fiscal year ended August 31, 2011:

1.	At regularly scheduled meetings of the Audit Committee, management and PricewaterhouseCoopers LLP provided periodic reports as to the work undertaken by the Company to complete the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. Upon completion of such work and upon preparation of the Company’s consolidated financial statements for the year ended August 31, 2011, the Audit Committee reviewed a report provided by management on the effectiveness of the Company’s internal control over financial reporting.

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal year ended August 31, 2011, those matters required to be discussed by Statement on Auditing Standards No. 61 and PCAOB Auditing Standard No. 2, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheet at August 31, 2011, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended August 31, 2011.

5.	The Audit Committee has reviewed PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm and Management’s Report on Internal Control over Financial Reporting included in the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2011.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2011. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2012.

Giles H. Bateman (Chairman)

John C. Adams, Jr.

Richard A. Collato

ITEM NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2012. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of Pricewaterhouse-Coopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent registered public accounting firm. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the public accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees or permissible non-audit product and services.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $632,200 for the year ended August 31, 2010 and $655,458 for the year ended August 31, 2011.

Audit-Related Fees

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit-related services were $5,683 for the year ended August 31, 2010. No such audit-related services were performed by PricewaterhouseCoopers LLP or billed to the Company for the year ended August 31, 2011.

Tax Fees

Tax fees consist of tax compliance, tax advice, or tax planning services provided by PricewaterhouseCoopers LLP to the Company. No such tax services were provided by PricewaterhouseCoopers LLP or billed to the Company for the year ended August 31, 2010. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for international tax planning services were $8,848 for the year ended August 31, 2011.

All Other Fees

Other fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2010 and 2011 consisted of fees for access provided by PricewaterhouseCoopers LLP to its online research reference materials and fees associated with a risk assessment analysis prepared by PricewaterhouseCoopers LLP on behalf of the Company. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company were $48,400 for the year ended August 31, 2010 and $1,800 for the year ended August 31, 2011.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than May 6, 2012 and not later than July 5, 2012 to be included in the Proxy Statement and form of Proxy for the next annual meeting. Any proposal submitted outside of these dates will be considered untimely in order to be considered at the Company’s 2012 Annual Meeting of Stockholders in accordance with the Company’s Bylaws.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

Dated: November 2, 2011

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE

Annual Meeting of Shareholders – Tuesday, December 13, 2011 at 2:00 p.m. Local Time

(Meeting will be webcast in our Investor Relations site at WD40company.com)

Directions to the WD-40 Company 2011 Annual Meeting

ACADEMIC/ADMINISTRATIVE FACILITIES

 7     Alcalá Park West – Coronado

 8     Alcalá Park West – Barcelona

10    Alcalá Park West – Avila

11    Alcalá Park West Durango

16    Camino Hall

14    Copley Library

48    Degheri Alumni Center

 4     Facilities Management Complex

20    Founders Hall

31    Guadalupe Hall

23    Hahn School of Nursing and Health Science

33    Hahn University Center

13    Student Health Center

25    Hughes Administration Center

12    Joan B. Kroc Institute for Peace & Justice

University of San Diego
JOAN B. KROC INSTITUTE FOR PEACE & JUSTICE
5998 Alcalá Park, San Diego, CA 92110
Operations/Events Office 619-260-7808
DRIVING DIRECTIONS
CAMPUS MAP http://www.sandiego.edu/maps/
From the North (Los Angeles, La Jolla)
• Use 1-5 (South), exit at Sea World Drive and Tecolote Road
• Turn Left on Tecolote Road
• Right on Morena Blvd
• Left on Napa Street to Linda Vista Road
• Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.
• Stop at the entry kiosk to obtain a parking permit if not staffed it is all right to park
• Take 1st Left after security booth and enter the “West Lot”
• Look for “Shuttle pick-up” signs.
From the South (Downtown, Convention Center)
• Use 1-5 (North) to 1-8 (East) and exit at the first exit, Morena Blvd
• Follow Morena Blvd, and bear right onto Linda Vista Road.
• Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.
• Stop at the entry kiosk to obtain a parking permit If not staffed it is all right to park
• Take 1st Left after security booth and enter the “West Lot”
• Look for “Shuttle pick-up” signs
From the East
• Use 1-8 (West), exit at Morena Blvd
• Bear right onto Linda Vista Road
• Make a left at the 2nd stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance
• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park
• Take 1st Left after security booth and enter the “West Lot”
• Look for “Shuttle pick-up” signs

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — WD-40 Company

5998 Alcalá Park, San Diego, CA 92110

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned, revoking previous proxies for such stock, hereby appoints Neal E. Schmale and Maria Mitchell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the University of San Diego, Joan B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110, December 13, 2011 at 2:00 p.m. and at any adjournments thereof.

If the undersigned is a participant in WD-40’s 401(k) Plan, the undersigned also directs Fidelity Management Trust Company, as trustee under the plan, to vote all shares of WD-40 Common Stock allocated to the undersigned under the plan at the 2011 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Fidelity Management Trust Company, it will not vote your shares in the plan.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 4, and 1 YEAR on Proposal 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 13, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/WDFC • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — Management recommends a vote FOR the listed nominees and FOR Proposals 2 and 4, and for 1 YEAR on Proposal 3.

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold		+
	01 - G.H. Bateman	☐	☐	02 - P.D. Bewley			☐	☐	03 - R.A. Collato	☐	☐
	04 - M.L. Crivello	☐	☐	05 - L.A. Lang			☐	☐	06 - G.O. Ridge	☐	☐
	07 - G.A. Sandfort	☐	☐	08 - N.E. Schmale			☐	☐

				For	Against	Abstain				1 Yr	2 Yrs	3 Yrs	Abstain
2.	Advisory Vote on Executive Compensation.			☐	☐	☐	3. To recommend, by non-binding vote, the frequency of executive compensation votes.			☐	☐	☐	☐
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.			☐	☐	☐	5. To consider and act upon such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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